Exhibit 4.1

FOURTH SUPPLEMENTAL INDENTURE

KH FUNDING COMPANY, a Maryland corporation,
as obligor

Series 3 Senior Secured Investment Debt Securities

$220,000,000.00

and

Series 4 Subordinated Unsecured Investment Debt Securities

$30,000,000.00

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to WELLS FARGO BANK MINNESOTA,  NATIONAL ASSOCIATION), a national banking association, as trustee with respect to the Series 3 Senior Secured Investment Debt Securities,

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
a New York chartered trust company,
as trustee with respect to the Series 4 Subordinated Unsecured Investment Debt Securities

Dated as of July 29, 2010

Supplementing the Indenture
Dated as of August 2, 2004
as supplemented and amended by a
First Supplemental Indenture
Dated as of July 1, 2005,
an Amended and Restated Second Supplemental Indenture
Dated as of January 17, 2008, and
as supplemented and amended by a
Third Supplemental Indenture
Dated as of March 26, 2010

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”) is entered into as of July 29, 2010, by and among KH FUNDING COMPANY, a Maryland corporation (the “Company”), WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION), a national banking association, as trustee with respect to the Series 3 Securities (the “Series 3 Trustee”), and LAW DEBENTURE TRUST COMPANY OF NEW YORK, a New York chartered trust company, as trustee with respect to the Series 4 Securities (the “Series 4 Trustee”).

RECITALS:

WHEREAS, the Company and the Series 3 Trustee are parties to that certain Indenture, dated as of August 2, 2004, as amended and supplemented to date (the “Indenture”), relating to the Company’s Series 3 Senior Secured Investment Debt Securities (the “Series 3 Securities”) and Series 4 Subordinated Unsecured Investment Debt Securities (the “Series 4 Securities” and together with the Series 3 Securities, the “Securities”);

WHEREAS, the Company appointed Series 3 Trustee as the Trustee for both the Series 3 Securities and the Series 4 Securities under the Indenture;

WHEREAS, Section 7.8 of the Indenture provides that the Trustee may at any time resign with respect to any series of Securities of one or more series by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;

WHEREAS, the Series 3 Trustee has delivered written notice to the Company of its resignation as Trustee with respect to the Series 4 Securities;

WHEREAS, Section 7.8 of the Indenture provides that, if the Trustee shall resign, the Company shall promptly appoint a successor Trustee;

WHEREAS, Section 7.8 of the Indenture provides that any successor Trustee appointed in accordance with the Indenture shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, protections, indemnities, immunities, duties and obligations of the predecessor Trustee;

WHEREAS, the Company desires to appoint Series 4 Trustee as Trustee with respect to the Series 4 Securities to succeed Series 3 Trustee in such capacity under the Indenture; and

WHEREAS, Series 4 Trustee is willing to accept such appointment as successor Trustee, under the Indenture;

NOW, THEREFORE, the Company, Series 3 Trustee and Series 4 Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

ARTICLE 1
THE SERIES 3 TRUSTEE

1.1.           Pursuant to Section 7.8 of the Indenture, Series 3 Trustee has delivered a letter of resignation to the Company, attached hereto as Exhibit A, pursuant to which Series 3 Trustee has resigned as Trustee with respect to the Series 4 Securities, but will retain the role of Trustee with respect to the Series 3 Securities.

1.2.           Series 3 Trustee hereby represents and warrants to Series 4 Trustee that:

(a)           No covenant or condition contained in the Indenture has been waived by Series 3 Trustee or, to the best knowledge of responsible officers of Series 3 Trustee’s corporate trust department, by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.

(b)           There is no action, suit or proceeding pending or, to the best knowledge of responsible officers of Series 3 Trustee’s corporate trust department, threatened against Series 3 Trustee before any court or any governmental authority arising out of any act or omission of Series 3 Trustee as Trustee under the Indenture.

(c)           As of the date of this Fourth Supplemental Indenture, Series 3 Trustee will hold no moneys or property with respect to the Series 4 Securities under the Indenture.

(d)           This Fourth Supplemental Indenture has been duly authorized, executed and delivered on behalf of Series 3 Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and the exercise of judicial discretion in accordance with general principles of equity.

(e)           To the best knowledge of the responsible officers of the Series 3 Trustee assigned to its corporate trust department, the Series 3 Trustee has lawfully discharged its duties as Trustee under the Indenture.

(f)           As of or promptly after the date of this Fourth Supplemental Indenture, the Series 3 Trustee shall deliver to the Series 4 Trustee the items listed on Schedule A annexed hereto.

(g)           Series 3 Trustee hereby assigns, transfers, delivers and confirms to Series 4 Trustee all right, title and interest of Series 3 Trustee in and to the trust under the Indenture and all the rights, powers, protections, indemnities, immunities, duties, obligations and trusts of the Trustee under the Indenture, solely with respect to the Series 4 Securities.  Series 3 Trustee shall execute and deliver such further instruments and shall do such other things as Series 4 Trustee may reasonably require so as to more fully and certainly vest and confirm in Series 4 Trustee all the rights, powers, protections, indemnities, immunities, duties, obligations and trusts hereby assigned, transferred, delivered and confirmed to Series 4 Trustee as Trustee for the Series 4 Securities.

ARTICLE 2
THE COMPANY

2.1.           The Company hereby accepts the resignation of Series 3 Trustee as Trustee for the Series 4 Securities under the Indenture.

2.2.           The Company hereby certifies that it has duly authorized certain officers of the Company to:  (a) accept Series 3 Trustee’s resignation as Trustee for the Series 4 Securities under the Indenture; (b) appoint Series 4 Trustee as Trustee for the Series 4 Securities under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of Series 4 Trustee as Trustee for the Series 4 Securities  under the Indenture.

2.3.           The Company hereby appoints Series 4 Trustee as Trustee for the Series 4 Securities under the Indenture to succeed to, and hereby vests Series 4 Trustee with, all the rights, powers, protections, indemnities, immunities, duties and obligations of Series 3 Trustee related to the Series 4 Securities under the Indenture with like effect as if originally named as Trustee for the Series 4 Securities in the Indenture.

2.4.           The Company hereby represents and warrants to Series 3 Trustee and Series 4 Trustee that:

(a)           The Company is a corporation duly and validly organized and existing pursuant to the laws of the State of Maryland.

(b)           The Indenture was validly and lawfully executed and delivered by the Company and the Securities were validly issued by the Company.

(c)           As of June 30, 2010, the outstanding aggregate principal amount of the Series 4 Securities is $1,284,613.40.

(d)           Except as set forth in Exhibit B, the Company has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indenture.

(e)           Except as set forth in Exhibit B, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture.

(f)           No covenant or condition contained in the Indenture has been waived by the Company or, to the best of the Company’s knowledge, by Holders of the percentage in aggregate principal amount of the Securities required to effect any such waiver.

(g)           There is no action, suit or proceeding pending or, to the best of the Company’s knowledge, threatened against the Company before any court or any governmental authority arising out of the Company’s performance or satisfaction of, or failure to perform or satisfy, any covenant or other obligation under the Indenture.

(h)           This Fourth Supplemental Indenture has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and the exercise of judicial discretion in accordance with general principles of equity.

(i)           All conditions precedent relating to (i) the appointment of Law Debenture Trust Company of New York as successor Trustee and (ii) the execution of this Fourth Supplemental Indenture under the Indenture have been complied with by the Company.

ARTICLE 3
THE SERIES 4TRUSTEE

3.1.           Series 4 Trustee hereby represents and warrants to Series 3 Trustee and to the Company that:

(a)           Series 4 Trustee is not disqualified and is eligible to act as Trustee for the Series 4 Securities in accordance with the provisions of the Indenture, including Section 7.10 thereof.

(b)           This Fourth Supplemental Indenture has been duly authorized, executed and delivered on behalf of Series 4 Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and the exercise of judicial discretion in accordance with general principles of equity.

3.2.           Series 4 Trustee hereby accepts its appointment as successor Trustee for the Series 4 Securities under the Indenture and accepts the rights, powers, protections, indemnities, immunities, duties and obligations of Series 3 Trustee as Trustee for the Series 4 Securities under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee for the Series 4 Securities under the Indenture.

3.3.           References in the Indenture to “Corporate Trust Office” with respective to the Series 4 Securities or other similar terms shall be deemed to refer to the principal corporate trust office of Series 4 Trustee, which is presently located at 400 Madison Avenue, 4th Floor, New York, New York 10017.

3.4.           Promptly after the effective date of this Fourth Supplemental Indenture, the Series 4 Trustee shall cause a notice to be sent to each Holder of the Securities in accordance with the provisions of Section 7.8 of the Indenture.

ARTICLE 4
MISCELLANEOUS

4.1.           The Parties hereto acknowledge and confirm that Series 3 Trustee is resigning as Trustee only with respect to the Series 4 Securities and that Series 3 Trustee shall remain as the Series 3 Securities Trustee under the Indenture.  All the rights, powers and duties of Series 3 Trustee under the Indenture with respect to the Series 3 Securities shall continue to be vested in Series 3 Trustee until Series 3 Trustee resigns or is removed as a Trustee pursuant to the Indenture, and nothing contained herein shall alter or amend such rights, powers or duties.

4.2.           Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

4.3.           Nothing in this Fourth Supplemental Indenture shall limit (a) Series 3 Trustee’s rights, privileges and benefits under the Indenture with respect to its role as the Trustee for the Series 3 Securities, and (b) Series 3 Trustee’s right to indemnity by the Company pursuant to Section 7.7 of the Indenture in its capacity as Trustee for the Securities.

4.4.           This Fourth Supplemental Indenture does not constitute a waiver or assignment by the Series 3 Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled as Trustee of the Series 4 Securities pursuant to the Indenture.

4.5.           The Company acknowledges its obligation set forth in Section 7.7 of the Indenture to indemnify Series 3 Trustee for, and to hold Series 3 Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Series 3 Trustee and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indenture (which obligation shall survive the execution hereof).  The Company also acknowledges and reaffirms it obligations to the Series 4 Trustee as set forth in Section 7.7 of the Indenture, which obligations to the Series 4 Trustee shall survive the execution hereof.  Series 4 Trustee does not assume responsibility for or any liability in connection with any negligence or other willful misconduct or any other act or omission on the part of Series 3 Trustee or its agents in connection with such persons’ performance of their respective trusts, duties and obligations under the Indenture in such person’s capacity as Trustee.

4.6.           The internal law of the State of Maryland shall govern this Fourth Supplemental Indenture and the Securities, without regard to conflicts of laws provisions thereof.

4.7.           This Fourth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of an original of this Fourth Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

4.8.           This Fourth Supplemental Indenture may not be amended or altered in any way without the written consent of each party hereto.

4.9.           Any notice, instruction, direction, request or other communication by the parties hereto is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company:

KH Funding Company
10801 Lockwood Drive, Suite 370
Silver Spring, Maryland 20901
Telecopy:
Attention:  Robert L. Harris, President

With a copy to:

Gordon Feinblatt, Rothman, Hoffberger & Hollander, LLC
223 E. Redwood Street
Baltimore, MD 21202
Telecopy: 410-576-4196
Attention:  Andrew Bulgin, Esq.

If to the Series 3 Trustee :

Wells Fargo Bank, National Association
45 Broadway, 12th Floor
New York, New York 10006
Telecopy:  866-524-4681
Attention:  James R. Lewis, Vice President

With a copy to:

Thompson Hine LLP
335 Madison Ave. 12th Floor
New York, New York 10017
Telecopy:  212-344-6101
Attention:  Irving Apar, Esq.

If to the Series 4 Trustee :

Law Debenture Trust Company of New York
400 Madison Avenue
New York, New York 10017
Telecopy: 212-750-1361
Attention:  James D. Heaney, Managing Director

With a copy to:

Pryor Cashman LLP
7 Times Square
New York, New York 10036
Telecopy: 212-798-6355
Attention:  Tina N. Moss, Esq.

4.10.           This Fourth Supplemental Indenture is effective as of the date first set forth above.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the day and year first above written.

KH FUNDING COMPANY,
as the Company

By:	/s/ Robert L. Harris
Name: Robert L. Harris Title: President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Series 3 Trustee

By:	/s/ James R. Lewis
Name: James R. Lewis Title: Vice President

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Series 4 Trustee

By:	/s/ James D. Heaney
Name: James D. Heaney Title: Managing Director

[Signature page]

Exhibit A
Letter of Resignation

See attached Letter of Resignation.

Exhibit B
Events of Default

See attached Notice of Default.

Annex A
Documents (to the extent available) to be delivered to the Series 4 Trustee

1)	Copies of the Indenture and any supplemental indentures.

2)	Index of closing documents and copies of each closing document referenced therein.

3)	Copies of any official notices sent by the Trustee to all the Holders of the Series 4 Securities pursuant to the terms of the Indenture.